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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                       Securities Exchange Act of 1934


   PACIFIC CREST CAPITAL, INC.                         PCC CAPITAL I
   ---------------------------                 -----------------------------
  (Exact name of co-registrant                  (Exact name of co-registrant
  as specified in its charter)                  as specified in its charter)

            DELAWARE                                      DELAWARE
   ---------------------------                 -----------------------------
    (State of incorporation                       (State of incorporation
       or organization)                               or organization)

            95-4437818                                   95-4648343
   ---------------------------                 -----------------------------
        (I.R.S. Employer                              (I.R.S. Employer
      Identification No.)                            Identification No.)

                            30343 CANWOOD STREET
                        AGOURA HILLS, CALIFORNIA 91301

                             ------------------
            (Address of principal executive offices and zip code)

If this Form relates to the                  If this Form relates to the
registration of a class of                   registration of a class of
debt securities and is effective             debt securities and is to become
upon filing pursuant to General              effective simultaneously with the
Instruction A.(c)(1) please                  effectiveness of a concurrent
check the following box. / /                 registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A.(c)(2)
                                             please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

   ___% CUMULATIVE TRUST PREFERRED SECURITIES OF PCC CAPITAL I

   GUARANTEE OF PACIFIC CREST CAPITAL, INC. WITH RESPECT TO THE __% CUMULATIVE TRUST PREFERRED SECURITIES

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-2 (Registration Nos. 333-34257 and 333-34257-01) filed with the Commission on August 22, 1997 (the "Form S-2"), and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2. EXHIBITS

       4.1  Trust Agreement of PCC Trust I dated as of August 18, 1997. (1)
       4.2  Form of Amended and Restated Trust Agreement of PCC Capital I. (2)
       4.3 Form of Trust Preferred Certificate of PCC Capital I (included as an exhibit to Exhibit 4.2).
       4.4  Form of Guarantee Agreement.(3)

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  (1)   Incorporated by reference to Exhibit 4.4 to the Form S-2.

  (2)   Incorporated by reference to Exhibit 4.6 to the Form S-2.

  (3)   Incorporated by reference to Exhibit 4.9 to the Form S-2.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          PACIFIC CREST CAPITAL, INC.


Dated: September 3, 1997                  By /s/  ROBERT J. DENNEN
                                            ------------------------------------
                                            Robert J. Dennen,
                                            Vice President,
                                            Chief Financial Officer and
                                            Secretary (Chief Accounting Officer)


                                          PCC CAPITAL I



Dated: September 3, 1997                  By /s/  ROBERT J. DENNEN
                                            ------------------------------------
                                            Robert J. Dennen,
                                            Administrative Trustee